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                        CONSENT OF THE BOARD OF DIRECTORS
                                       Of
                    FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

                           To Action Without a Meeting

         Pursuant to Section 11 of Article II of the bylaws of First Penn-Pacific Life Insurance Company (the "Company"), the undersigned, being all of the members of the Board of Directors of the Company, consent that the following resolution is adopted:

         RESOLVED, That the Company's Variable MoneyGuard ("VMG") product be de-registered with the Securities and Exchange Commission ("SEC"), and that the officers of the Company are hereby authorized and empowered to take all action necessary to do so, including but not limited to signing and filing an application for de-registration with the SEC.

         This consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same consent.


/s/ Peter F. Begin                          /s/ John H. Gotta
------------------------                    -----------------------
Peter F. Begin                              John H. Gotta

/s/ David A. Bulin                          /s/ Mark E. Reynolds
------------------------                    -----------------------
David A. Bulin                              Mark E. Reynolds

/s/ Janet Chrzan                            /s/ Todd R. Stephenson
------------------------                    -----------------------
Janet Chrzan                                Todd R. Stephenson


Date:    February 15, 2002